UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 21, 2015

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Core Laboratories N.V. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 21, 2015 in Amsterdam, The Netherlands. At the Annual Meeting, the Company's shareholders were requested: (1) to re-elect Richard L. Bergmark and Margaret Ann van Kempen as Class III Supervisory Directors for a term of office expiring at the Company's 2018 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified, (2) to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our Company's independent registered public accountants for the year ending December 31, 2015, (3) to approve, on an advisory basis, the compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis section of the Company's 2015 Proxy Statement and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables, (4) to confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2014, (5) to approve and resolve the cancellation of our repurchased shares held by the Company at 12:01 a.m. CEST on May 21, 2015, (6) to approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 21, 2016, and such repurchased shares may be used for any legal purpose, (7) to approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period, until November 21, 2016, (8) to approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period, until November 21, 2016, and (9) to approve the appointment of the international KPMG accounting firm, including its U.S. and Dutch affiliates, (collectively, "KPMG") as our Company's independent registered public accountants for the year ending December 31, 2016. Each of these items is more fully described in the Company's Proxy Statement filed on March 20, 2015.
Given that more than 50% of the issued share capital was present and represented at the meeting, each item could be approved by the affirmative vote of a majority of votes cast. All items were approved and the certified results of the matters voted upon at the Annual Meeting are as follows:
Proposal No. 1 - Election of Class III Directors: The election of each Class III supervisory director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

Richard L. Bergmark	30,057,369	3,913,026	3,410,471
Margaret Ann van Kempen	33,511,120	459,275	3,410,471

Proposal No. 2 - Ratification of the Selection of PricewaterhouseCoopers: The ratification of the selection of PricewaterhouseCoopers as the Company's independent registered public accountants for the year ending December 31, 2015 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

35,696,904	1,610,342	73,620	—

Proposal No. 3 - Approve the Compensation of the Company's Executive Officers: The Company's compensation philosophy, policies and procedures and the compensation of the Company's named executive officers were approved as follows:

For	Against	Abstentions	Broker Non-Votes

33,538,768	387,485	44,142	3,410,471

Proposal No. 4 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2014 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,337,594	16,369	26,903	—

Proposal No. 5 - Approve and Resolve the Cancellation of Repurchased Shares: The cancellation of the Company's repurchased shares held by the Company at 12:01 a.m. CEST on May 21, 2015, which amounts to 1,250,000 shares, was approved as follows:

For	Against	Abstentions	Broker Non-Votes

33,937,815	15,224	17,356	3,410,471

Proposal No. 6 - Approve Extension - Repurchase up to 10% of Issued Share Capital: The extension of the existing authority to repurchase up to 10% of the Company's issued share capital from time to time until November 21, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

33,936,872	18,871	14,652	3,410,471

Proposal No. 7 - Approve Extension to Issue Shares and/or Grant Rights: The extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 21, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

33,714,212	219,590	36,593	3,410,471

Proposal No. 8 - Approve Extension to Limit or Exclude Preemptive Rights: The extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 21, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

32,558,196	1,372,293	39,906	3,410,471

Proposal No. 9 - Approve the Appointment of KPMG: The appointment of the international KPMG accounting firm, including its U.S. and Dutch affiliates, (collectively, "KPMG") as our Company's independent registered public accountants for the year ending December 31, 2016, was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,272,046	63,842	44,978	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 22, 2015	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer